N-CSR Item 12(b) - Exhibits:
Certifications

                          SECTION 906 CERTIFICATION

Pursuant to 18 U.S.C.ss. 1350, the undersigned officers of Federated Institutional Trust on behalf of Federated Institutional High Yield Bond Fund (the "Registrant"), hereby certify, to the best of our knowledge, that the Registrant's Report on Form N-CSR for the period ended October 31, 2005 (the "Report") fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities and Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.


Dated: December 22, 2005

/s/ J. Christopher Donahue
Name:  J. Christopher Donahue
Title: President, Principal Executive Officer



Dated: December 22, 2005

/s/ Richard J. Thomas
Name:  Richard J. Thomas
Title: Treasurer, Principal Financial Officer

This certification is being furnished solely pursuant to 18 U.S.C.ss. 1350 and is not being filed as part of the Report or as a separate disclosure document.